UNITED STATES

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TEMPUR SEALY INTERNATIONAL, INC.

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Explanatory Note:

The following materials were publicly made available/released on March 16, 2015: (1) a Letter to Shareholders, (2) Presentation Materials for Shareholders, and (3) a Press Release dated March 16, 2015.

2

March 16, 2015

Dear Fellow Tempur Sealy Shareholder:

On Friday, May 8, 2015, Tempur Sealy will hold its Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting in person, your vote is extremely important and we encourage you to carefully read this letter and vote as soon as possible.

Your vote will help ensure there is no interruption to the value creating strategy that the Board is overseeing to drive long-term, profitable growth. We urge you to vote “FOR” Tempur Sealy’s experienced and highly qualified directors: Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell, Jr.

You may vote by proxy, over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the white proxy card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Your Board of Directors and Management Team are

Aggressively Pursuing a Clear Strategy to Deliver Superior Value for Shareholders

As we recently shared at our 2015 Investor Day, Tempur Sealy has undergone a period of significant transformation since the acquisition of Sealy Corporation in 2013, while at the same time successfully navigating one of the most dynamic and competitive periods in the history of our industry.

As many of you know, for much of its history, Tempur-Pedic International faced few, if any, significant competitors in the visco-elastic category we created and have led for 20 years. However, in 2012, our operating environment experienced a significant shift in competition in North America that negatively impacted our results. In response, we took decisive action to adjust and adapt our business to an evolving market and return the Company to growth. Our initiatives included reinventing our entire range of mattress and adjustable base product offerings, improving economics for our retail partners to drive advocacy for Tempur-Pedic products and strengthening our marketing campaigns.

During this period, we also completed the transformative acquisition of Sealy, creating the world’s largest bedding provider. As a reflection of the value created and future opportunity provided by the transaction, Tempur Sealy shares have appreciated over 100% since the announcement of the acquisition, which created an additional approximately $1.8 billion in equity value for our shareholders1. The acquisition created a complete and complementary portfolio of brands and products that positions Tempur Sealy as a leader in all of its markets with the potential to deliver significant future shareholder value.

Today, following a strong finish to 2014, we are confident that Tempur Sealy has the foundation in place to deliver on the earnings growth outlined in our strategic plan, and we are moving forward with momentum as a leading global franchise that is poised to deliver substantial benefits to all of our stakeholders.

[1]	Represents performance from September 26, 2012, the date prior to the announcement of the Sealy acquisition, to March 6, 2015. Equity value calculated using basic shares outstanding.

Despite the success of our strategy in repositioning Tempur Sealy and today’s positive momentum and outlook, one of Tempur Sealy’s shareholders, H Partners, has raised concerns regarding the Company. We believe H Partners’ claims are inaccurate and misleading, and its ideas are destructive to the strategy in place to create value for all Tempur Sealy shareholders.

As such, the Tempur Sealy Board and management team are taking this opportunity to update our shareholders on our confidence in the future of this great company, and underscore how the continued implementation of our clearly articulated strategic plan is expected to drive shareholder value.

Recognizing the Sealy Opportunity

At the time of our acquisition, Sealy was facing a number of difficult economic and industry trends. Sealy’s reported 2012 annual adjusted EBITDA was down significantly from a high in 2006. Furthermore, over the five year period prior to the announcement of Tempur-Pedic’s acquisition of Sealy, Sealy’s stock price had fallen 85%, compared to the S&P 500’s decline of only 6%2.

Tempur-Pedic’s Board and management team, led by Chief Executive Officer Mark Sarvary, recognized in Sealy an attractive opportunity for Tempur-Pedic and its shareholders. The team believed that successfully navigating near-term challenges, such as achieving efficiencies in Sealy’s manufacturing operations and executing important new product launches, presented a longer-term potential to significantly increase shareholder value. Compelling opportunities included, among other things, combining the portfolios of iconic brands, creating a more expansive global footprint and achieving attractive cost savings and operating synergies. Furthermore, the Company believed a combination with Sealy would be highly accretive and could be funded entirely with low-cost debt, while still preserving its ability to pursue additional strategic growth opportunities and reinvest in the combined Company.

Track Record of Accomplishing Strategic Goals for the Combined Company

The strategy to strengthen and grow a combined Tempur Sealy began delivering results in 2014, and will lead us forward in 2015 and beyond. Your Board and management team have delivered on several key long-term objectives that help position the Company for growth by:

•	Driving value through the integration of Sealy to create the industry’s strongest portfolio of brands. The organizational integration of Sealy in North America is essentially complete, and the combined Company has a comprehensive and complementary portfolio of brands and products to meet each consumer demographic – both in the U.S. and abroad. Tempur Sealy products are broadly distributed to capture growth in all traditional and alternative channels, including e-commerce. The strength of Tempur Sealy’s revitalized portfolio has been proven in the marketplace. Indeed, in the U.S., in both the third and fourth quarters of 2014, each of the Company’s five key brands had positive sales growth. In addition, the number of retailers that elected to increase their support for, or even shift exclusively to, Tempur Sealy brands continued to grow in 2014. Furthermore, cost synergies realized from the acquisition have exceeded our initial projections and we continue to expect to capture a significant amount of additional synergy opportunities. We have taken the synergies already achieved from the acquisition and reinvested in the combined Company. These investments include enhancing the product portfolio and the international business, and strengthening our marketing to position Tempur Sealy for long-term growth.

[2]	Represents performance from September 26, 2007 to September 26, 2012, the date prior to the announcement of Tempur-Pedic’s acquisition of Sealy. Includes stock price appreciation only.

•	Returning Tempur North America to a position of strength and improved profitability. As a company, we have an intense focus on innovation and lead the industry in investing in product development, exceeding our competitors in R&D spend in 2014[3]. Thanks to this commitment, over the past two-plus years, we have revamped our entire product offering with compelling consumer benefits that have further differentiated Tempur North America[4] from its competitors. As a result, in 2014, Tempur North America experienced a return to double-digit topline growth, and posted a 370 basis points improvement in adjusted operating margin in the second half of the year, compared to the second half of 2013[5]. We expect Tempur North America’s profitability to strengthen further in 2015 and beyond, as we fully realize the benefits from continued growth, the introduction of new products, annual productivity initiatives, synergies from the Sealy integration and improved pricing.

As a result of the improvement in Tempur North America’s performance, coupled with strong U.S. Sealy sales growth in 2014, Tempur Sealy has maintained its strong leadership position in the U.S. bedding market, with the Company’s estimated U.S. market share increasing in 20146:

•	Positioning Tempur International for enhanced growth by increasing distribution, expanding brand awareness and enhancing product offerings. These actions resulted in net sales of $472 million in 2014, driven by double-digit increases in Asia Pacific and positive growth in Latin America and Europe. We also increased Tempur-branded direct channel sales by 39% on a constant currency basis in 2014[7]. As we move through 2015, Tempur International is especially well positioned for future growth in Europe, Japan, Korea, Brazil, and Mexico. In particular, the initial launch of Sealy and Stearns & Foster products in Europe is now underway. Indeed, Tempur International has a significant growth opportunity to build Sealy brand sales in Europe in the coming years, representing a more than $200 million sales opportunity.

[3]	Reflects 2014 R&D spend. Competitor information is based on management estimates.
[4]	References to “Tempur North America” refer to the segment used in 2014 for the Tempur-Pedic business in North America and references to “Tempur International” refer to the segment used in 2014 for the Tempur-Pedic business outside of North America.
[5]	Adjusted operating margin (operating margin less corporate expense) is a non-GAAP financial measure. GAAP operating margin improved by 320 basis points in the second half of 2014 compared to the second half of 2013. For information on Tempur North America adjusted operating margin and a reconciliation to GAAP operating margin please refer to “Use of Non-GAAP Financial Measures” at the end of this letter.
[6]	Information for 2008-2013 market share is based on estimates from Furniture Today. Information for 2014 market share is based on management estimates.
[7]	For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency” at the end of this letter.

•	Generating substantial cash flow, paying down debt and enhancing flexibility to enable future return of capital to shareholders. Tempur Sealy’s Board and management team have taken decisive action to accelerate debt repayment. As a result, the Company has significantly reduced debt by nearly $400 million since completing the Sealy acquisition in March 2013. Additionally, in October 2014, we announced a credit agreement amendment providing the Company with increased flexibility, including with respect to cash utilization. As a result of these actions, we now have improved financial flexibility to pursue opportunistic acquisitions, continue to reinvest in the Company, explore new product offerings and distribution expansion and accelerate the return of capital to shareholders once our target leverage ratio is achieved.

Proven Strategy Expected to Continue Delivering Sales and Earnings Growth and Driving Strong Cash Flows

As outlined at our 2015 Investor Day, we expect that Tempur Sealy will continue to accomplish its objectives by following five strategic priorities:

•	Leveraging and strengthening our comprehensive portfolio of iconic brands and products;

•	Expanding distribution and seeking highest dealer advocacy;

•	Expanding margins with a focus on driving significant cost improvement;

•	Leveraging global scale for competitive advantage; and

•	Making accretive acquisitions of licensees and joint ventures.

We believe that the continued execution on these priorities will support our goal of achieving an adjusted earnings per share (EPS) target of $4.008 in 2016. Though the challenges of foreign exchange rates remain a significant headwind for companies across industries, we are pleased that, on a constant currency basis9, we remain on track to deliver on that 2016 EPS target:

With Tempur Sealy’s strengthened foundation in place, these strategic priorities will now continue to guide the Company in delivering growth over the long-term. As previously disclosed, between 2015 and 2018, we expect to achieve annual base growth targets10 of:

•	6% net sales growth;

•	50 basis points of operating margin improvement; and

•	15% growth in adjusted EPS.

[8]	Statements regarding the Company’s ability to meet the 2016 adjusted EPS target are based on the Company’s guidance for 2015 and the Company’s adjusted EPS growth targets for 2015-2018 and are based on constant currency. GAAP EPS for the full year 2014 was $1.75. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this letter.
[9]	For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency” at the end of this letter.
[10]	Targets are provided on a constant currency basis.

While these targets remain evergreen through 2018, internally the Company is more focused than ever on driving operating margin improvement and has set higher internal goals. Specifically, the Company is internally targeting a total of 100 basis points annual operating margin improvement through 2018. In addition, we have revised our target leverage ratio to 3x11, and continue to believe our strong cash flow should enable us to return value to shareholders. In fact, Tempur Sealy has a strong track record of returning capital to shareholders, including $757 million between 2009 and 2012.

Tempur Sealy expects that delivering on these goals will drive growth and enhanced profitability that outpaces the industry.

Strong Support from the Investment Community

Since outlining our strategy and targets, we have received significant positive feedback and support from investors and sell-side analysts, who recognize Tempur Sealy’s commitment to driving shareholder value12:

“We reaffirm our Strong Buy rating and increase our target price to $66 on TPX following management’s February 18th investor day presentation… with the bulk of the Sealy organizational integration past and revenues stable and growing, we believe that management will ultimately deliver meaningful further margin improvement by both gross margin expansion and operating expense leverage. Accordingly, we believe that the strategic and financial merits of the acquisition will become more apparent and our positive investment thesis is intact.”

-	Budd Bugatch, Analyst, Raymond James (February 25, 2015)

“Our main takeaway from the presentation is that the company has plans in place to drive operating margin improvement over the next several years. In addition to the company’s 50bps annual expansion target, it has identified four specific projects that should help drive margins beyond the initial target and closer to 100bps each year, reinforcing our opinion that the company’s guidance for this year is achievable and may prove conservative.”

-	Jessica Schoen Mace, Analyst, Nomura Securities (February 18, 2015)

“Ultimately, we believe TPX still has significant potential to grow, improve EPS, and drive strong cash flow. We look for management to leverage the current momentum in the Tempur brand in the U.S. (with a price increase coming in two weeks). Additionally, we think there are significant synergies yet to be harvested, and meaningful potential to improve Sealy operationally. With a comprehensive brand platform, we believe TPX can continue to drive market share gains across all brands and markets.”

-	Bradley B. Thomas, Analyst, KeyBanc Capital Markets (February 18, 2015)

[11]	Represents the ratio of consolidated funded debt less qualified cash to adjusted EBITDA, a non-GAAP financial measure, calculated in accordance with our 2012 senior secured credit facility. For a calculation of this ratio as of December 31, 2014 and our use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures” at the end of this letter.
[12]	Permission to use quotations neither sought nor obtained. The quotations present only brief excerpts from selected analyst reports and do not purport to be comprehensive or to summarize the entire content of the reports. The Company is not responsible for the accuracy or completeness of the reports. The presentation of these excerpts should not be read to imply adoption or endorsement by the Company of the reports or the views expressed in the reports.

Intensely Focused on Enhancing Margins

Having accomplished a number of our strategic goals in 2014, our attention today is keenly focused on enhancing margins and driving profitability. A large component of our recent efforts to drive margin growth has related to our acquisition of Sealy. We have in place four specific operational objectives, which collectively are expected to generate approximately $125 million in operating income improvement13 by 2018, including:

•	Improving Sealy U.S. gross margin. We are targeting gross margin improvements for Sealy U.S. from 30% in 2014, to 33% by 2018, which we expect would result in $45 million of incremental operating income. We expect to achieve this partially through purchasing and operational efficiencies, including facility-specific procedures to drive overall cost reduction by standardizing best practices, embedding lean principles and eliminating waste, improving hiring and staffing, reducing overtime and elevating focus on quality and customer satisfaction. Further improvements are expected through improving material cost productivity, pricing and mix management, trade spending productivity and network optimizations.

•	Driving additional cost synergies from the Sealy acquisition. Much has been done to reduce our cost profile since the acquisition of Sealy, including achieving $45 million in annual cost synergies to date. A significant portion of these synergies have been reinvested in the business; however, in the future we expect additional cost synergies will drive operating income and operating margins higher. Specifically, we are expecting an additional $25 million of annual cost synergies prior to 2018, to be realized through purchasing and supply chain efficiencies, including improved processes across the entirety of our warehouse and distribution network.

•	Reducing operating expense. We plan to continue to leverage our global scale to implement initiatives to reduce operating expense as a percentage of revenue from 29% in 2014, to 28% by 2018. We expect this to provide an incremental $30 million of operating income.

•	Implementing enhanced 2015 pricing strategy. The strength of our brands is reflected in the premiums commanded by many of our products. In particular, the actions we have taken to strengthen Tempur Sealy’s products, brands and retailer advocacy have reinforced our position as the differentiated industry leader and have created compelling pricing opportunities. We expect to generate $25 million in incremental operating income in 2015 from these pricing opportunities.

[13]	Represents initiatives to be achieved by 2018. Our expectation is that they will ramp through the period. Approximately 30% of the total $125 million is incorporated into our full year 2015 adjusted EPS guidance issued in February 2015. See “Forward Looking Statements”.

Board and Management Team Delivering Solid Results and Driving Shareholder Value

Your company’s leadership is active and engaged, responsive to market developments, and focused on results and long-term value creation. Under the Board’s oversight and since Mr. Sarvary’s appointment as CEO, Tempur Sealy has been a leader among its peers in total shareholder return and realized a total shareholder return of more than five times that of the S&P 50014:

Mr. Sarvary has been Chief Executive Officer of Tempur Sealy since August 2008. He was previously President of Campbell Soup Company’s North America division, responsible for businesses with annual revenues exceeding $6 billion, including the Campbell Soup, Pepperidge Farm, Pace, Prego and V8 brands, as well as Godiva’s global business15. The division included approximately 15,000 employees, more than 20 plants, and 4 national sales forces, as well as the Godiva retail organization comprising approximately 550 stores worldwide. During his tenure as president, the North America division grew sales and earnings each year.

Mr. Sarvary is a consumer products industry veteran who has directly overseen the successful execution of Tempur Sealy’s strategy, including the transformative acquisition and integration of Sealy and the highly successful introduction of the Tempur Cloud mattress line. Mr. Sarvary has also put in place a deep bench of talented executives to bolster innovation, product development, brand management and operations, all of which have enabled Tempur Sealy to successfully launch a record number of new products in 2014. Collectively, Tempur Sealy’s management team possesses substantial consumer industry and international expertise, and an integral understanding of Tempur Sealy’s business.

Furthermore, Tempur Sealy’s executive management team balances veteran leaders at the Company with recent leadership additions.

Dale Williams, EVP and Chief Financial Officer, and David Montgomery, EVP and President, International, each joined the Company in 2003; and Rick Anderson, EVP and President, North America joined the Company in 2006. They have helped drive the Company’s sales from less than $500 million in 2003, and $945 million in 2006, to approximately $3 billion today:

•	Mr. Williams joined the Company following CFO positions with Honeywell Control Products, Saga Systems and GE Information Systems.

•	Mr. Montgomery joined the Company following positions as President of Rubbermaid Europe and Vice President, Europe, Middle East and Africa for Black & Decker.

[14]	Peer group as outlined in Tempur Sealy Form 10K for the year ended December 31, 2014. Mattress Firm Holding Corp. is excluded because it was private at the time Mr. Sarvary joined as CEO on August 4, 2008; its IPO was completed on November 17, 2011. Total shareholder return includes stock price appreciation and dividends reinvested. Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 6, 2015.
[15]	Trademarks are the property of their respective owners.

•	Mr. Anderson joined the Company following executive marketing, sales and business management positions at The Gillette Company and Procter & Gamble.

Recent management team additions include:

•	Tim Yaggi, Chief Operating Officer, joined the Company in 2013. Mr. Yaggi previously held executive management positions at Masco Corporation and Whirlpool Corporation and led Whirlpool’s integration of Maytag.

•	Jay Spenchian, Chief Marketing Officer, joined the Company in 2014. Mr. Spenchian’s previous experience includes executive marketing positions at Darden Restaurants and General Motors.

We also have a highly qualified, independent and diverse Board of 11 directors who collectively possess significant expertise across a wide range of disciplines, including executive management, finance, accounting, manufacturing, branded consumer goods, sales and marketing, international business, IT, risk management and corporate governance. Each of these areas is highly relevant and central to Tempur Sealy’s business and industry.

Each of our directors – Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell – brings extensive experience at the highest levels of public and private companies or academia, and seven of the 11 directors have served as CEOs of a business of significant scale.

Mr. McLane, independent Chairman of the Board, brings 42 years of business and leadership experience to the Tempur Sealy Board. He has significant prior Board and executive leadership experience, and a proven track record of driving results and shareholder value creation. Specifically, during his career at TA Associates, a global private equity manager with $11 billion of capital under management, Mr. McLane headed the firm’s Financial Services and Consumer Group and served on the firm’s Executive Committee for 20 years. In addition, Mr. McLane led investments in 32 companies that delivered an average annual internal rate of return of 35% and an average capital return of 5.7x. He has served on the Board of Directors of 29 companies, including seven public companies.

Led by Mr. McLane, our Board is committed to overseeing the management and operations of the Company, including its risk management functions, and upholding the highest standards in corporate governance. All directors stand annually for re-nomination by the Board and re-election by shareholders. Further, nine of the 11 directors are independent, joined by Mr. Sarvary and Mr. Rogers, Sealy’s former CEO, who bring valuable insight regarding the Company’s operations.

The Board is responsive to shareholder feedback and has always welcomed constructive input to make appropriate and informed decisions regarding the Company. The Board regularly reviews its policies to ensure that long-term shareholder interests are well-represented, including the effectiveness and competitiveness of the compensation program. The Compensation Committee, comprised entirely of independent directors, strives to implement and maintain best practices in its compensation program, which features appropriate and specific elements designed to align executive compensation with long-term shareholder value creation.

The Company’s high governance standards and its successful implementation of best practices were recognized by Institutional Shareholder Services (ISS) in its last annual review. In 2014, ISS awarded the Company and its Board with an overall Governance Quick Score of 1, as Tempur Sealy was ranked in the top decile category, indicating a strong alignment with corporate governance best practices.

As our results demonstrate, the entire team is actively engaged in executing on Tempur Sealy’s strategy and positioning the Company for long-term, profitable growth. The Board and management team have overseen a period of critical growth for Tempur Sealy, and since Mr. Sarvary joined as CEO, Tempur Sealy has:

•	Increased total net sales by more than 220%, including the acquisition of Sealy;

•	Grown adjusted EPS by more than 180%[16];

•	Increased its share price by more than 480%, compared to 66% for the S&P 500 during the same period[17]; and

•	Increased its share price 8% in the last year, 30% in the last two years and more than 85% over the last five years[18], despite challenging market dynamics.

Setting the Record Straight

Tempur Sealy is dedicated to communicating with all of its shareholders and values constructive input toward the goal of enhancing shareholder value. However, H Partners, one of our shareholders, has recently embarked on a campaign of false statements and misrepresentative attacks on the Company, our management team and Board – a campaign that we believe is designed to advance a self-serving agenda.

H Partners has failed to outline any constructive steps to enhance the Company’s strategy, capital structure or operating plans, and instead advocates high-risk and value-destroying leadership changes, while making inaccurate statements about its history of communicating with Tempur Sealy. Its sudden critical public stance is inconsistent with its previous positive communications of the Company’s performance.

As outlined below, these prior communications not only support the performance of the Company, but also commend the Board and management team for its strategic oversight, leadership and progress against its plan. In short, H Partners’ current claims are inconsistent with its past accolades19:

MARCH 2012: “In 2008… Tempur-Pedic recruited a CEO [Mark Sarvary] who previously worked at the Campbell Soup Company, J. Crew and Nestle…These managers’ strong consumer and general management backgrounds have enabled Tempur-Pedic and Select Comfort to succeed.”

-	H Partners Letter to Sealy Corporation (March 11, 2012)

MARCH 2013: “Congratulations on moving the Sealy acquisition forward. We appreciate the thoughtfulness, focus, and hard work of Tempur-Pedic’s Board and management team. We now own 3.4 million shares of Tempur-Pedic because we believe in Tempur’s management and brand, and because a combined Tempur and Sealy will be a formidable company.”

-	H Partners email to Andy McLane, Chairman of the Board (March 12, 2013)

[16]	Represents performance from FY2008 to FY2014. Adjusted earnings per share (EPS) were $0.94 per diluted share for the full year 2008. GAAP EPS was $0.79 for the full year 2008, and includes the tax provision effect related to the repatriation of foreign earnings. GAAP EPS grew by more than 120% over this period. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this letter.
[17]	Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 6, 2015. Includes stock price appreciation only.
[18]	One year represents performance from March 6, 2014 to March 6, 2015. Two years represents performance from March 6, 2013 to March 6, 2015. Five years represents performance from March 5, 2010 to March 6, 2015. Includes stock price appreciation only.
[19]	Permission to use quotations neither sought nor obtained.

JULY 2014: “Congratulations on your progress in the second quarter. In particular, we were impressed by Tempur North America’s growth. We know how much work went into stabilizing this segment, and we are very appreciative. Between Tempur North America’s resumed growth trajectory, Sealy’s continued market share gains, and an expanding international presence for both brands, the company’s future is bright. Thanks for your leadership…”

-	H Partners email to Mark Sarvary and other members of Tempur Sealy management (July 15, 2014)

Additionally, H Partners’ claims regarding its interaction with the Tempur Sealy Board and management team are false:

•	H Partners’ Meetings with Mr. McLane: In its two meetings with our Chairman, Mr. McLane, in March 2013 and September 2013, H Partners never expressed any concerns regarding Tempur Sealy’s operational performance, Mr. Sarvary’s performance as CEO or Board governance – despite H Partners’ claims to the contrary. Indeed, the first time H Partners raised these matters with Mr. McLane – or any other member of the Board – was during a February 7, 2015 phone conversation.

•	H Partners’ Discussions with Mr. McLane Regarding Board Representation: Claims that H Partners has made repeated requests for representation on the Tempur Sealy Board are false. In fact, until last month, the only time H Partners expressed interest in joining the Board was in its September 2013 meeting with Mr. McLane. Mr. McLane subsequently informed the Board’s Nominating and Governance Committee that an H Partners representative had asked to be considered for a seat on the Tempur Sealy Board. H Partners did not again express interest in joining the Board to Mr. McLane – or any other director – until nearly a year and a half later, on February 7, 2015.

•	H Partners’ Meetings with Management: In its numerous meetings with members of Tempur Sealy’s management team over the past two years, H Partners never suggested that the CEO or any member of management be replaced. In fact, as evidenced in the email referenced above to Mr. Sarvary on July 15, 2014, H Partners praised the Company’s leadership and performance.

•	Additionally, H Partners’ recent attacks on Tempur Sealy also stand contrary to the fact that H Partners voted to re-elect all members of the Tempur Sealy Board at the 2014 Annual Meeting.

Under the leadership of this management team and Board of Directors, the Company has built and maintained its position as a leader in the bedding industry. Mr. Sarvary is directly responsible for developing and implementing Tempur Sealy’s strategy. He and his management team have put in place a deep bench of leadership and created a strong, performance-oriented culture to ensure its successful execution. Additionally, Tempur Sealy is a complex business with operations in more than 100 countries and over 65 third party distributors, and Mr. Sarvary’s relationships with our strategic partners and major customers are critical to the Company’s success.

We believe Mr. Sarvary provides outstanding leadership, broad management capabilities, and critical relationships internally and externally. A leadership transition at this time would be risky and value-destructive to the Company. We believe replacing Mr. Sarvary as CEO, as H Partners irresponsibly proposes, would destabilize the Company at an important time in the execution of its strategy. We also believe replacing Mr. Sarvary would create a void in leadership and be value destructive to shareholders. Indeed, we question how enabling a lone shareholder – H Partners – to unilaterally select a CEO would constitute proper corporate governance. The soundness of such a proposed action is further called into question by recent examples of disastrous, shareholder-led CEO transitions at numerous, well-known public companies.

The Board also benefits from the significant contributions of Mr. McLane and independent director Christopher A. Masto, who bring valuable experience and the perspective of successful growth equity investors. In addition to Mr. McLane, Christopher Masto is a veteran investment manager with more than 20 years of strategy, finance and investing experience. As a co-founder of FFL, he helped to manage and build the company into a leading private equity firm with over $4.5 billion under management and investments in approximately 30 companies since inception. On average, FFL portfolio companies have grown earnings and book value substantially during FFL’s ownership. Mr. Masto’s prior experience includes investment banking at Morgan Stanley and management consulting at Bain & Company. In addition, he received an MBA from Harvard Business School and an engineering degree from Brown University.

Throughout their tenure as actively engaged directors, Messrs. McLane and Masto have supported growth, development, and value creation at Tempur Sealy:

•	Messrs. McLane and Masto have contributed to the Company’s strategic transformation, including the Sealy acquisition and numerous third party acquisitions, and accelerated shareholder returns through substantial share repurchase programs and capital structure optimization, and recruited top talent in key management team roles.

•	During their tenure, the Company has grown in enterprise value from approximately $350 million to approximately $5 billion today, and Company sales have increased from approximately $250 million to approximately $3 billion.

As a reflection of the significance of their contributions, for each of the past six years, Messrs. Sarvary, McLane and Masto have been endorsed by the entirety of the Board of Directors for re-nomination, and received votes cast “FOR” their re-election from over 99% of shareholders voting for directors at the Company’s annual meeting. Of note, despite its criticisms of the Company’s corporate governance practices, H Partners is nonetheless demanding that these three directors, elected and universally endorsed by shareholders, resign immediately from the Board – inconsistent with corporate governance best practices.

While we remain open to engaging constructively with all Tempur Sealy shareholders, we believe H Partners is determined to pursue a campaign of inaccurate statements and inflammatory rhetoric that seems designed to purposely mislead shareholders, the effect of which could destroy shareholder value. Therefore, we believe it is important to set the record straight. Contrary to the assertions by H Partners:

•	The interests of our Board and management team are aligned with those of all Tempur Sealy shareholders. To enhance the interests between our shareholders and our leadership, we require our executives and directors to own a meaningful, minimum level of stock. Our Board and management team collectively beneficially own approximately 5.63% of the shares outstanding. Notably, Mr. McLane and his spouse beneficially own or control approximately 1.30% of the Company’s outstanding shares[20].

•	Tempur Sealy has taken appropriate steps to reposition the Company following a change in the competitive landscape in 2012. H Partners is misleading Tempur Sealy shareholders with its position on the recent performance of the Company by focusing on 2012 and other prior periods. As is well documented and outlined above, the increase in competition in 2012 led to a shift in profitability for bedding industry participants. As a result, the Company has executed on several objectives to strengthen its competitive position and improve results since 2012, including the acquisition of Sealy, the acceleration of Tempur-Pedic product launches, the Sealy integration and the re-launch of its portfolio, and the launch of Sealy Europe. Additionally, as we announced at our 2015 Investor Day, Tempur Sealy has outlined strategic initiatives that are expected to provide significant operating margin improvement by 2018.

•	Tempur Sealy has a strong track record of meeting or exceeding analyst estimates over Mr. Sarvary’s tenure. Notably, in 2014, Tempur Sealy met its adjusted EPS guidance with net sales coming in above plan, exceeding the top end of the Company’s initial full year net sales guidance by 3%.

•	Tempur Sealy is a highly regarded and desired strategic partner. The Company continues to attract new partners and maintains strong relationships with existing partners, including Mattress Firm, its largest customer and the largest mattress retailer in the U.S. Indeed, on February 23, 2015, Mattress Firm announced that it had presented Tempur Sealy with the Strategic Partnership of the Year award, which is given to a vendor partner that demonstrates excellent ongoing performance, as well as active participation in strategic collaboration to drive sales and profits. Tempur Sealy was also presented with The Best In-Store Service award, which recognizes the supplier that excels in providing service to individual retail stores, distribution centers and associates. In addition, at a 2014 Investor Meeting, Mattress Firm highlighted its strong partnership with Tempur Sealy:

“Most importantly though as we’ve gotten bigger, one of the things that we’ve recognized is that it’s time to shift the relationships from a vendor relationship to a strategic partner. So as Sealy and Tempur-Pedic merged, we initiated conversations with them and said let’s move our relationship to a much more strategic relationship.”

-	Mattress Firm Investor Meeting (June 12, 2014)

[20]	Beneficial ownership calculated as described in the Company’s proxy statement. Includes a total of 501,058 shares reported as beneficially owned by Mr. McLane in the Company’s 2015 Proxy Statement plus 288,729 shares owned by a private charitable foundation formed and controlled by Mr. McLane and his spouse, in which he has no pecuniary interest and as to which he disclaims beneficial ownership.

•	As a leading global developer and manufacturer of bedding products, Tempur Sealy cannot be compared to an amusement park operator emerging from bankruptcy. H Partners asserts that its track record at Six Flags qualifies it for leadership at Tempur Sealy, but ignores and omits entirely from its recent letter a critical fact: the circumstances of the two companies are entirely different, as Six Flags was in bankruptcy when H Partners made its initial investment, and the drivers of historical value creation at Six Flags are not relevant or applicable to Tempur Sealy’s future success. Thanks to the U.S. Chapter 11 process, Six Flags was able to reduce its debt. Upon Six Flags’ emergence from bankruptcy, H Partners converted its substantial debt ownership into new, publicly traded equity in the reorganized company. With a depressed effective entry valuation multiple typical in a bankruptcy situation, and with Six Flags’ operating performance at recession lows, the value of H Partners’ equity upon Six Flags’ emergence from bankruptcy was only poised to increase, regardless of its leadership team, competitive landscape or industry dynamics. Interestingly, in the time since its emergence from bankruptcy in 2010, Six Flags’ total shareholder return has largely tracked that of its largest competitor, Cedar Fair. Six Flags’ margins merely returned from bankruptcy-level margins to industry levels.

In contrast, Tempur Sealy is a company with a focused and clear strategy, stable and strong leadership, a healthy balance sheet and strong cash flows. We are confident that the specific strengths and experiences of our Board’s current directors will continue to serve Tempur Sealy well in the specific areas that will drive our future success – growth strategy, product development, brand building, retailer channel management, manufacturing and supply chain optimization.

•	Tempur Sealy’s marketing has contributed to leading brand awareness and delivered solid returns. When comparing marketing spend, H Partners inexplicably chose to compare Tempur Sealy to much larger scale brands such as Tiffany & Co., Coca-Cola and Clorox. However, H Partners fails to disclose that these three companies collectively average an advertising budget of approximately $1.4 billion, compared to Tempur Sealy’s 2014 advertising spend of approximately $327 million. H Partners is attempting to suggest that Tempur Sealy’s operating margin compared to marketing spend is proportionally askew, when in fact, it is in-line with both Mattress Firm and Select Comfort. Tempur Sealy believes H Partners made this comparison to avoid the truth: a commitment to advertising spend is critical to success in the mattress industry.

Retailers agree that Tempur Sealy’s ability to outperform and gain market share is directly driven by its advertising spend:

“Advertising is a very important component to the specialty sales…We did see an increase in AUP in the specialty category and that was largely driven by what we would say would be a direct relationship with the advertising that specifically Tempur-Pedic did in the category…Tempur-Pedic is doing well and they have supported with advertising and I think that the rest of the specialty category hasn’t been supporting the advertising as well.”

-	Stephen Stagner, CEO, Mattress Firm (December 4, 2013)

H Partners previously demonstrated its understanding of this truth in its 2012 open letter to Sealy’s Board:

“[In] the past eight fiscal years between 2004 and 2011, Sealy spent only $99 million on direct advertising. Over the same time period, Tempur-Pedic, a comparable mattress manufacturer, invested over $750 million in direct advertising to build consumer awareness of its products…The two different approaches to long-term value creation have made a significant difference to shareholder returns.”

-	H Partners Open Letter to KKR & Co (March 11, 2012)

Committed to Serving the Interests of All Shareholders

As we have in the past, the Board will continue to make appropriate and informed decisions about what is best for the Company and its stakeholders and work to ensure that our interests are aligned with those of all of our shareholders.

We believe Tempur Sealy has identified the path forward to build upon our leading position. We have the platform, strategy and resources to maintain our competitive advantage and continue to enhance shareholder value. The Company, under this Board and management team, has never been more strongly positioned to deliver growth as a force in the marketplace.

We are confident that we have the right Board, the right management team and the right strategy. The future is bright and we will remain diligent in the pursuit of our objectives to drive value for all Tempur Sealy shareholders.

Accordingly, we urge you to vote “FOR” Tempur Sealy’s experienced and highly qualified directors on the white proxy card today.

On behalf of your Board of Directors and management team, we thank you for your investment in Tempur Sealy.

Sincerely,

The Tempur Sealy Board of Directors

INVESTOR CONTACT INFORMATION

If you need assistance voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll free at (877) 283-0319, toll at (212) 269-5550 or email at tpx@dfking.com

FORWARD-LOOKING STATEMENTS

This letter contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this letter, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic growth initiatives, cost and revenue synergies, delivering shareholder value, its base growth targets and internal operating margin improvement targets, its plan to reduce expenses and improve Sealy’s operating margins, its growth opportunities internationally and abroad and its plans to grow sales and profitability faster than its industry. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this letter. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this letter, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF NON-GAAP FINANCIAL MEASURES

The Company provides information regarding adjusted net income, adjusted earnings per share, (“EPS”), earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, and adjusted operating margin for the Tempur North America segment, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to GAAP net income or GAAP operating margin as a measure of operating performance, EPS or total debt. A reconciliation of adjusted net income and adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various costs associated with the Sealy acquisition, the disposal of the three US innerspring component facilities, the accelerated amortization of deferred financing charges for voluntary prepayment of Term A and Term B loans, other income related to certain other non-recurring items, including income from a partial settlement of a legal dispute, and adjustment of taxes to a normalized rate related to the aforementioned items as well as other discrete income tax events. A reconciliation of the Company’s GAAP net income to EBITDA and adjusted EBITDA and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are also provided below. Management believes that the use of EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash also provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants. Management believes that the use of adjusted operating margin provides investors with useful information with respect to the operating performance of the Tempur North America segment excluding the impact of integration and financing costs related to the Sealy acquisition. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of GAAP EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s reported GAAP EPS for the years ended December 31, 2014 and 2008 to the calculation of adjusted EPS for the years ended December 31, 2014 and 2008:

	Year Ended December 31, 2014	Year Ended December 31, 2008
Earnings per share, diluted	$1.75	$0.79
Loss on disposal of business, net of tax(1)	0.27	—
Integration costs, net of tax(2)	0.49	—
Financing costs, net of tax(3)	0.05	—
Other income, net of tax(4)	(0.18)	—
Adjustment of taxes to normalized rate(5)	0.27	—
Tax provision related to repatriation of foreign earnings	—	0.15

Adjusted earnings per share, diluted	$2.65	$0.94

Diluted shares outstanding (in millions)	62.1	74.9

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component facilities and related equipment.
(2)	Integration represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment and refinancing of our senior secured credit facility in 2014.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.
(5)	Adjustment of taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculations of EBITDA and adjusted EBITDA for the twelve months ended December 31, 2014 in accordance with the Company’s senior secured credit facility:

Twelve Months Ended
(in millions)	December 31, 2014
Net income attributable to Tempur Sealy International, Inc.	$108.9
Interest expense	91.9
Income taxes	64.9
Depreciation and amortization	89.7

EBITDA	$355.4

Adjustments for financial covenant purposes:
Loss on disposal of business(1)	23.2
Integration costs(2)	40.3
Financing costs(3)	1.3
Other income(4)	(15.6)

Adjusted EBITDA	$404.6

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component production facilities and related equipment.

(2)	Integration costs represent costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.

This information is presented solely for the purpose of providing information to investors regarding the Company’s compliance with certain financial covenants in its senior secured credit facility that are based on adjusted EBITDA, which is a non-GAAP financial measure.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company’s reported total debt to the calculation of consolidated funded debt less qualified cash as of December 31, 2014. “Consolidated funded debt” and “qualified cash” are terms used in the Company’s senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of December 31, 2014
Total debt	$1,602.3
Plus:
Letters of credit outstanding	18.2

Consolidated funded debt	1,620.5
Less:
Domestic qualified cash(1)	25.9
Foreign qualified cash(1)	21.9

Consolidated funded debt less qualified cash	$1,572.7

(1)	Qualified cash as defined in the Company’s senior secured credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

(in millions, except ratio)	As of December 31, 2014
Consolidated funded debt less qualified cash	1,572.7
Adjusted EBITDA	404.6

	3.89 times	(1)

(1)	The ratio of consolidated debt less qualified cash to adjusted EBITDA was 3.89 times, within the Company’s covenant, which requires this ratio to be less than 4.75 times at December 31, 2014.

Tempur North America Adjusted Operating Income and Margin Reconciliation

A reconciliation of Tempur North America GAAP operating income and operating margin to adjusted operating income and operating margin, which are GAAP operating income and GAAP operating margin less certain corporate expenses, is below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to Tempur North America’s operating performance excluding the impact of certain corporate expenses.

Tempur North America 2H 2013 vs. 2H 2014	Six Months Ended December 31, 2013	Six Months Ended December 31, 2014
(in millions, except percentage amounts)

Operating Income, Tempur North America segment	$41.5	$65.5
Tempur North America Net Sales	468.6	542.9

Operating Margin (GAAP)	8.9%	12.1%

Corporate expenses included in Tempur North America segment	32.7	40.2

Adjusted Operating Income less corporate expenses	$74.2	$105.7
Tempur North America Net Sales	468.6	542.9

Adjusted Operating Margin	15.8%	19.5%

CONSTANT CURRENCY INFORMATION

In this letter the Company refers to, and in press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

NOTE REGARDING TRADEMARKS, TRADE NAMES AND SERVICE MARKS

TEMPUR, Tempur-Pedic, TEMPUR-Cloud, TEMPUR-Choice, TEMPUR-Weightless, TEMPUR-Contour, TEMPUR-Rhapsody, TEMPUR-Flex, GrandBed, TEMPUR-Simplicity, TEMPUR-Ergo, TEMPUR-UP, TEMPUR-Neck, TEMPUR-Symphony, TEMPUR-Comfort, TEMPUR-Traditional, TEMPUR-Home, Sealy, Sealy Posturepedic, Stearns & Foster, and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries.

# # #

TEMPUR + SEALY

Leader in Total Shareholder Return[1]

Tempur Sealy	S&P 500	Peer Median[2]
+486%	+92%	+206%

Strong Financial Performance

(2008 – 2014 CAGR)

Net Sales	Adj. EBITDA[4]	Adj. EPS[4]
+21.5%	+15.2%	+18.9%

Increasing U.S. Market Share[5]

(% of U.S. Bedding Shipments)

TEMPUR PEDIC
+80bps Annually
8.2%
13.0%
2008
Year Sarvary Joined
2014E
Sealy
+55bps Annually
17.8%
18.9%
2012
Year Acquisition Announced
2014E

…Supported by Proven Track Record of Accomplishing Strategic Goals

Stabilized Tempur-Pedic in North America[6]

Net Sales
+15.9%
$469mm
$543mm
H2'13
H2'14
Adj. Operating Margin[4]
+370bps
15.8%
19.5%
H2'13
H2'14

Driving Value Through Sealy Acquisition

Created a Comprehensive and Complementary Portfolio of Brands

Luxury
Premium
Mid-Price
Value
TEMPUR PEDIC
S&F
OPTIMUM
Posturepedic
Sealy
Acquired in 2013 Sealy acquisition

…With Clear Pathway to Drive Long-Term Growth

Five Strategic Priorities

Intensely Focused on Enhancing Margins[7]

(Incremental Operating Income Targets By 2018)

$45mm
$30mm
$25mm
$25mm
$125mm
Sealy U.S. Gross Margin Improvement
Adj. Operating Expense Leverage[4]
Sealy Cost Synergies
2015 Pricing
Total

Annual Base Targets[8]

(2015 – 2018)

“Improving the Sleep of More People Every Night, All Around the World”
Board and Management Team Delivering Solid Results and Driving Shareholder Returns….
Leader in Total Shareholder Return(1)
(Since Mark Sarvary Joined On Aug 4, 2008 to Mar 6, 2015)
+486% +92% +206%
Tempur Sealy S&P 500 Peer Median(2)
Furthermore, Tempur Sealy has created approximately $1.8bn of equity value since the announcement of the Sealy acquisition(3)
Strong Financial Performance
(2008 – 2014 CAGR)
+21.5% +15.2% +18.9%
Net Sales Adj. EBITDA(4) Adj. EPS(4)
Increasing U.S. Market Share(5)
(% of U.S. Bedding Shipments)
+80bps +55bps
Annually Annually
13.0% 18.9%
8.2% 17.8%
2008 2014E 2012 2014E
Year Sarvary Year Acquisition
Joined Announced
…Supported by Proven Track Record of Accomplishing Strategic Goals
Stabilized Tempur-Pedic in North America(6)
Net Sales Adj. Operating Margin(4)
+15.9% +370bps
19.5% $543mm 15.8% $469mm
H2’13 H2’14 H2’13 H2’14
Driving Value Through Sealy Acquisition
? Successful integration essentially complete in North America? Increased cost synergy target from $40mm to $70mm? Long-term revenue synergy target of $500mm? Re-launched entire Sealy product lineup within approximately 18 months of acquisition close
Created a Comprehensive and
Complementary Portfolio of Brands
Luxury
Premium
Acquired in
2013 Sealy
Mid-Price acquisition
Value
…With Clear Pathway to Drive Long-Term Growth
Five Strategic Priorities
1. Leverage and strengthen comprehensive portfolio
2. Expand distribution and seek highest dealer advocacy
3. Expand margins with a focus on driving cost improvement
4. Leverage global scale for competitive advantage
5. Make accretive acquisitions of licensees and JVs
Intensely Focused on Enhancing Margins(7)
(Incremental Operating Income Targets By 2018)
$125mm
$25mm
$25mm
$30mm
$45mm
$45mm
Sealy U.S. Adj. Operating Sealy Cost 2015 Pricing Total
Gross Margin Expense Leverage(4) Synergies
Improvement
These initiatives alone would provide more than 300bps of operating margin improvement
Annual Base Targets(8)
(2015 – 2018)
6% net sales growth
15% growth in adjusted EPS
50bps of operating margin improvement; internal target of 100bps of operating margin improvement
3x leverage, with strong cash flow to return value to shareholders(9)

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(In millions, except ratios and per common share amounts)
Ye ar Ende d Ye a r Ende d
Adj ust e d EBI TDA De c e mbe r 3 1, 2 0 0 8 De c e mbe r 3 1, 2 0 14
Net income at t ribut able t o Tempur Sealy Int ernat ional, Inc. $58.9 $108.9
Int erest expense 25.1 91.9
Income t axes 48.6 64.9
Depreciat ion & amort izat ion 40.8 89.7
EBITDA $173.3 $355.4
Adjust ment sf or f inancial covenant purposes:
Int egrat ion cost s — 40.3
Financing and ref inancing charges — 1.3
Loss on disposal of business — 23.2
Ot her income —(15.6)
Adj ust e d EBI TDA $ 17 3 . 3 $ 4 0 4 . 6
Ye a r Ende d Ye a r Ende d
Adj ust e d Ea r ni ngs P e r S ha r e , Di l ut e d De c e mbe r 3 1, 2 0 0 8 De c e mbe r 3 1, 2 0 14
Earnings per share, dilut ed (GAAP) $0.79 $1.75
Loss on disposal of business, net of t ax — 0.27
Int egrat ion cost s, net of t ax — 0.49
Financing cost s, net of t ax — 0.05
Ot her income, net of t ax —(0.18)
Adjust ment of t axes t o normalized rat e — 0.27
Tax provision relat ed t o repat riat ion of f oreign earnings 0.15 —
Adj ust ed e a r ni ngs pe r sha r e , di l ut e d $ 0 . 9 4 $ 2 . 6 5
Dilut ed shares out st anding 74.9 62.1
S i x M ont hs Ende d S i x M ont hs Ende d
Te mpur Nor t h Ame r i c a Adj ust e d Ope r a t i ng M a r gi n De c e mbe r 3 1, 2 0 13 De c e mbe r 3 1, 2 0 14
Operat ing Income, Tempur Nort h America segment $41.5 $65.5
Tempur Nort h America Net Sales 468.6 542.9
Operat ing Margin (GAAP) 8.9% 12.1%
Corporat e expenses included in Tempur Nort h America segment 32.7 40.2
Adjust ed Operat ing Income less corporat e expenses $74.2 $105.7
Tempur Nort h America Net Sales 468.6 542.9
Adj ust ed Ope r a t i ng M a r gi n 15 . 8% 19 . 5%
Forward Looking Statements. This document contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding cost and revenue synergies, strategic priorities, initiatives to increase operating margins and annual base and internal growth targets. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.
Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.
There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this document. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this document, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Note Regarding Trademarks, Trade Names and Service Marks. TEMPUR, Tempur-Pedic, TEMPUR-Cloud, TEMPUR-Choice, TEMPUR-Weightless, TEMPUR-Contour, TEMPUR-Rhapsody, TEMPUR-Flex, GrandBed, TEMPUR-Simplicity, TEMPUR-Ergo, TEMPUR-UP, TEMPUR-Neck, TEMPUR-Symphony, TEMPUR-Comfort, TEMPUR-Traditional, TEMPUR-Home, Sealy, Sealy Posturepedic, Stearns & Foster, and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries.
Note Regarding Proxy Materials. If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:
D.F. King & Co., Inc.
Mail: 48 Wall Street, 22nd Floor, New York, NY 10005 Stockholders Call Toll Free: (877) 283-0319 Email: tpx@dfking.com
(1) Total shareholder return includes stock price appreciation and dividends reinvested.
(2) Peer group as outlined in Tempur Sealy Form 10-K for the year ended December 31, 2014. Mattress Firm Holding Corp. is excluded because it was private at the time Mr. Sarvary joined as CEO on August 4, 2008; its IPO was completed on November 17, 2011. (3) Represents performance from September 26, 2012, the date prior to the announcement of the Sealy acquisition, to March 6, 2015. Equity value calculated using basic shares outstanding.
(4) During 2008-2014, the Company’s reported net income under U.S. generally accepted accounting principles (“GAAP”) grew at a 10.8% CAGR and GAAP EPS grew at a 14.2% CAGR. Adjusted EBITDA, Adjusted EPS, Adjusted Operating Margin and Adjusted Operating Expense (GAAP operating expense less integration and financing costs) are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income, GAAP EPS, GAAP operating margin or GAAP operating expense. Management believes that the use of Adjusted EPS, Adjusted Operating Margin for Tempur North America, Adjusted EBITDA and Adjusted Operating Expense provide investors with additional useful information with respect to the operating performance of the Company and Tempur North America, as applicable, and the impact of costs associated with the Sealy acquisition, and (where applicable) the disposal of three U.S. innerspring component facilities, the accelerated amortization of deferred financing charges for voluntary debt prepayment of Term A and Term B loans, other income related to certain other non-recurring items, including income from a partial settlement of a legal dispute, and adjustment of taxes to a normalized tax rate related to the aforementioned items as well as other discrete income tax events. In addition, the use of Adjusted EBITDA provides investors with additional useful information with respect to the Company’s senior secured credit facility and covenant compliance. For a reconciliation of Adjusted EBITDA, Adjusted EPS and Adjusted Operating Margin to the applicable GAAP information please refer to “Reconciliation of Non-GAAP Financial Measures” above. For more information regarding the types of reconciling adjustments made between these non-GAAP financial measures and the corresponding GAAP information set forth above under “Reconciliation of Non-GAAP Financial Measures”, please refer to the Company’s SEC filings, including the Company’s report on Form 8-K filed on February 5, 2015.
(5) Furniture Today estimates for 2008-2013. Market share estimates for 2014 are based on management estimates.
(6) Represents performance of the legacy Tempur North America segment as reported in the Company’s SEC filings, including the Company’s Form 10-K for the year ended December 31, 2014. The legacy Tempur North America segment includes the performance of only Tempur-Pedic. As highlighted in the Company’s Form 8-K filed on February 13, 2015, the Company has reclassified its business segment reporting into two newly created segments, Tempur Sealy North America and Tempur Sealy International, effective beginning Q1 FY2015. The newly created Tempur Sealy North America segment includes the performance of both Tempur-Pedic and Sealy.
(7) Represents initiatives to be achieved by 2018. Our expectation is that they will ramp through the period. Approximately 30% of the total $125 million is incorporated into our full year 2015 adjusted EPS guidance issued in February 2015. See “Forward Looking Statements” above.
(8) Targets are provided on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of performance.
(9) Represents the ratio of Consolidated Funded Debt less Qualified Cash to Adjusted EBITDA, which are non-GAAP financial measures calculated in accordance with the Company’s senior secured credit facility. For more information regarding this ratio and the related financial covenant, please refer to the Company’s SEC filings.

FOR IMMEDIATE RELEASE

TEMPUR SEALY FILES DEFINITIVE PROXY MATERIALS AND

MAILS LETTER TO SHAREHOLDERS

Urges Shareholders to Support Value-Enhancing Initiatives Underway by

Voting FOR the Company’s Highly Qualified Director Nominees

LEXINGTON, KY, Mar. 16, 2015 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, announced today that it has filed definitive proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming 2015 Annual Meeting of Shareholders to be held on May 8, 2015. Tempur Sealy shareholders of record as of March 11, 2015 are eligible to vote at the 2015 Annual Meeting.

The Tempur Sealy Board of Directors unanimously recommends that shareholders vote FOR the Company’s experienced and highly qualified directors: Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell, Jr.

In connection with the proxy statement, the Company is mailing a letter to shareholders detailing the significant progress and accomplishments achieved under the leadership of the Tempur Sealy Board and management team. In the letter, the Company also reiterates its strategy to continue delivering industry leading growth, margin improvement, and superior value for shareholders, including: leveraging and strengthening our comprehensive portfolio of iconic brands and products; expanding distribution and seeking highest dealer advocacy; expanding margins with a focus on driving significant cost improvement; leveraging global scale for competitive advantage; and making accretive acquisitions of licensees and joint ventures. Highlights of the letter include:

Pursuing a Clear Strategy to Deliver Shareholder Value	Tempur Sealy has taken decisive action to adapt to an evolving competitive landscape and position the Company for long-term growth and success. In addition to the acquisition of Sealy Corporation, Tempur Sealy reinvented its entire range of mattress and adjustable base product offerings, improved economics for its retail partners to increase advocacy for its products and strengthened its marketing campaigns. As a result of these steps, Tempur Sealy has the foundation in place to continue successfully executing on its strategic priorities to generate growth and enhanced shareholder value creation.

Recognizing the Sealy Opportunity	In 2012, Tempur-Pedic’s Board and management team, led by Chief Executive Officer Mark Sarvary, recognized in Sealy an attractive opportunity for Tempur-Pedic and its shareholders. The transformative acquisition of Sealy not only created the world’s largest bedding provider, but also contributed to an over 100% stock price appreciation in Tempur Sealy since the announcement of the transaction, creating an additional approximately $1.8 billion in equity value for shareholders[1].

Track Record of Accomplishing Strategic Goals	The Tempur Sealy Board and management team have delivered on several key objectives that help position the Company for long-term growth by:
	•	Driving value through the successful, nearly completed Sealy integration;
	•	Returning Tempur North America to strength and profitability;
	•	Positioning Tempur International for enhanced growth by increasing distribution, brand awareness and product offerings; and
	•	Generating substantial cash flow, reducing debt and enhancing flexibility to enable future return of capital to shareholders.

[1]	Represents performance from September 26, 2012, the date prior to the announcement of the Sealy acquisition, to March 6, 2015. Equity value calculated using basic shares outstanding.

Poised to Deliver Long-Term Sales and Earnings Growth	With Tempur Sealy’s strengthened foundation in place, the Company is confident that the continued execution against its strategic priorities will result in strong growth between 2015 and 2018, including[2]:
	•	6% net sales growth;
	•	50 basis points of operating margin improvement; and
	•	15% growth in adjusted earnings per share (EPS), including achieving an adjusted earnings per share (EPS) target of $4.00 in 2016[3].

Intensely Focused on Enhancing Margins	Enhancing margins and driving profitability remain an important priority at Tempur Sealy. The Company expects to generate approximately $125 million in operating income improvement by 2018[4] by:
	•	Improving Sealy’s U.S. gross margins;
	•	Achieving additional cost synergies from the Sealy acquisition;
	•	Reducing operating expense; and
	•	Implementing enhanced 2015 pricing strategy.

Board and Management Team Delivering Solid Results and Driving Shareholder Returns	Under the Board’s oversight and since Mr. Sarvary’s appointment in 2008, Tempur Sealy has:
	•	Realized a total shareholder return of more than 480%, more than five times that of the S&P 500[5];
	•	Increased total net sales by more than 220%, including the acquisition of Sealy;
	•	Grown adjusted EPS by more than 180%[6]; and
	•	Increased its share price 8% in the last year, 30% in the last two years and more than 86% over the last five years[7].

Addressing H Partners

In addition, the letter sets the record straight regarding H Partners, a shareholder of the Company, and its campaign of false statements and misrepresentative attacks on Tempur Sealy, its Board and management team. As the letter notes, Tempur Sealy believes that H Partners has failed to outline any constructive steps to enhance the Company’s strategy, capital structure or operating plans, and instead advocates high-risk and value-destroying leadership changes, while making inaccurate statements about its history of communicating with Tempur Sealy. The letter also noted that H Partners’ sudden, critical public stance is inconsistent with its previous positive communications in support of the Company’s performance, leadership and strategic oversight.

[2]	Targets are provided on a constant currency basis. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency” at the end of this press release.
[3]	Statements regarding the Company’s ability to meet the 2016 adjusted EPS target are based on the Company’s guidance for 2015 and the Company’s adjusted EPS growth targets for 2015-2018 and are based on constant currency. GAAP EPS for the full year 2014 was $1.75. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.
[4]	Represents initiatives to be achieved by 2018. Our expectation is that they will ramp through the period. Approximately 30% of the total $125 million is incorporated into our full year 2015 adjusted EPS guidance issued in February 2015. See “Forward Looking Statements”.
[5]	Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 6, 2015. Total shareholder return includes stock price appreciation and dividends reinvested.
[6]	Represents performance from FY2008 to FY2014. Adjusted earnings per share (EPS) were $0.94 per diluted share for the full year 2008. GAAP EPS was $0.79 for the full year 2008, and includes the tax provision effect related to the repatriation of foreign earnings. GAAP EPS grew by more than 120% over this period. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.
[7]	One year represents performance from March 6, 2014 to March 6, 2015. Two years represents performance from March 6, 2013 to March 6, 2015. Five years represents performance from March 5, 2010 to March 6, 2015. Includes stock price appreciation only.

The full text of the letter is below:

March 16, 2015

Dear Fellow Tempur Sealy Shareholder:

On Friday, May 8, 2015, Tempur Sealy will hold its Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting in person, your vote is extremely important and we encourage you to carefully read this letter and vote as soon as possible.

Your vote will help ensure there is no interruption to the value creating strategy that the Board is overseeing to drive long-term, profitable growth. We urge you to vote “FOR” Tempur Sealy’s experienced and highly qualified directors: Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell, Jr.

You may vote by proxy, over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the white proxy card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Your Board of Directors and Management Team are

Aggressively Pursuing a Clear Strategy to Deliver Superior Value for Shareholders

As we recently shared at our 2015 Investor Day, Tempur Sealy has undergone a period of significant transformation since the acquisition of Sealy Corporation in 2013, while at the same time successfully navigating one of the most dynamic and competitive periods in the history of our industry.

As many of you know, for much of its history, Tempur-Pedic International faced few, if any, significant competitors in the visco-elastic category we created and have led for 20 years. However, in 2012, our operating environment experienced a significant shift in competition in North America that negatively impacted our results. In response, we took decisive action to adjust and adapt our business to an evolving market and return the Company to growth. Our initiatives included reinventing our entire range of mattress and adjustable base product offerings, improving economics for our retail partners to drive advocacy for Tempur-Pedic products and strengthening our marketing campaigns.

During this period, we also completed the transformative acquisition of Sealy, creating the world’s largest bedding provider. As a reflection of the value created and future opportunity provided by the transaction, Tempur Sealy shares have appreciated over 100% since the announcement of the acquisition, which created an additional approximately $1.8 billion in equity value for our shareholders8. The acquisition created a complete and complementary portfolio of brands and products that positions Tempur Sealy as a leader in all of its markets with the potential to deliver significant future shareholder value.

Today, following a strong finish to 2014, we are confident that Tempur Sealy has the foundation in place to deliver on the earnings growth outlined in our strategic plan, and we are moving forward with momentum as a leading global franchise that is poised to deliver substantial benefits to all of our stakeholders.

Despite the success of our strategy in repositioning Tempur Sealy and today’s positive momentum and outlook, one of Tempur Sealy’s shareholders, H Partners, has raised concerns regarding the Company. We believe H Partners’ claims are inaccurate and misleading, and its ideas are destructive to the strategy in place to create value for all Tempur Sealy shareholders.

[8]	Represents performance from September 26, 2012, the date prior to the announcement of the Sealy acquisition, to March 6, 2015. Equity value calculated using basic shares outstanding.

As such, the Tempur Sealy Board and management team are taking this opportunity to update our shareholders on our confidence in the future of this great company, and underscore how the continued implementation of our clearly articulated strategic plan is expected to drive shareholder value.

Recognizing the Sealy Opportunity

At the time of our acquisition, Sealy was facing a number of difficult economic and industry trends. Sealy’s reported 2012 annual adjusted EBITDA was down significantly from a high in 2006. Furthermore, over the five year period prior to the announcement of Tempur-Pedic’s acquisition of Sealy, Sealy’s stock price had fallen 85%, compared to the S&P 500’s decline of only 6%9.

Tempur-Pedic’s Board and management team, led by Chief Executive Officer Mark Sarvary, recognized in Sealy an attractive opportunity for Tempur-Pedic and its shareholders. The team believed that successfully navigating near-term challenges, such as achieving efficiencies in Sealy’s manufacturing operations and executing important new product launches, presented a longer-term potential to significantly increase shareholder value. Compelling opportunities included, among other things, combining the portfolios of iconic brands, creating a more expansive global footprint and achieving attractive cost savings and operating synergies. Furthermore, the Company believed a combination with Sealy would be highly accretive and could be funded entirely with low-cost debt, while still preserving its ability to pursue additional strategic growth opportunities and reinvest in the combined Company.

Track Record of Accomplishing Strategic Goals for the Combined Company

The strategy to strengthen and grow a combined Tempur Sealy began delivering results in 2014, and will lead us forward in 2015 and beyond. Your Board and management team have delivered on several key long-term objectives that help position the Company for growth by:

•	Driving value through the integration of Sealy to create the industry’s strongest portfolio of brands. The organizational integration of Sealy in North America is essentially complete, and the combined Company has a comprehensive and complementary portfolio of brands and products to meet each consumer demographic – both in the U.S. and abroad. Tempur Sealy products are broadly distributed to capture growth in all traditional and alternative channels, including e-commerce. The strength of Tempur Sealy’s revitalized portfolio has been proven in the marketplace. Indeed, in the U.S., in both the third and fourth quarters of 2014, each of the Company’s five key brands had positive sales growth. In addition, the number of retailers that elected to increase their support for, or even shift exclusively to, Tempur Sealy brands continued to grow in 2014. Furthermore, cost synergies realized from the acquisition have exceeded our initial projections and we continue to expect to capture a significant amount of additional synergy opportunities. We have taken the synergies already achieved from the acquisition and reinvested in the combined Company. These investments include enhancing the product portfolio and the international business, and strengthening our marketing to position Tempur Sealy for long-term growth.

•	Returning Tempur North America to a position of strength and improved profitability. As a company, we have an intense focus on innovation and lead the industry in investing in product development, exceeding our competitors in R&D spend in 2014[10]. Thanks to this commitment, over the past two-plus years, we have revamped our entire product offering with compelling consumer benefits that have further differentiated Tempur North America[11] from its competitors. As a result, in 2014, Tempur North America experienced a return to double-digit topline growth, and posted a 370 basis points improvement in adjusted operating margin in the second half of the year, compared to the

[9]	Represents performance from September 26, 2007 to September 26, 2012, the date prior to the announcement of Tempur-Pedic’s acquisition of Sealy. Includes stock price appreciation only.
[10]	Reflects 2014 R&D spend. Competitor information is based on management estimates.
[11]

References to “Tempur North America” refer to the segment used in 2014 for the Tempur-Pedic business in North America and references to “Tempur International” refer to the segment used in 2014 for the Tempur-Pedic business outside of North America.

second half of 2013[12]. We expect Tempur North America’s profitability to strengthen further in 2015 and beyond, as we fully realize the benefits from continued growth, the introduction of new products, annual productivity initiatives, synergies from the Sealy integration and improved pricing.

As a result of the improvement in Tempur North America’s performance, coupled with strong U.S. Sealy sales growth in 2014, Tempur Sealy has maintained its strong leadership position in the U.S. bedding market, with the Company’s estimated U.S. market share increasing in 201413:

•	Positioning Tempur International for enhanced growth by increasing distribution, expanding brand awareness and enhancing product offerings. These actions resulted in net sales of $472 million in 2014, driven by double-digit increases in Asia Pacific and positive growth in Latin America and Europe. We also increased Tempur-branded direct channel sales by 39% on a constant currency basis in 2014[14]. As we move through 2015, Tempur International is especially well positioned for future growth in Europe, Japan, Korea, Brazil, and Mexico. In particular, the initial launch of Sealy and Stearns & Foster products in Europe is now underway. Indeed, Tempur International has a significant growth opportunity to build Sealy brand sales in Europe in the coming years, representing a more than $200 million sales opportunity.

•	Generating substantial cash flow, paying down debt and enhancing flexibility to enable future return of capital to shareholders. Tempur Sealy’s Board and management team have taken decisive action to accelerate debt repayment. As a result, the Company has significantly reduced debt by nearly $400 million since completing the Sealy acquisition in March 2013. Additionally, in October 2014, we announced a credit agreement amendment providing the Company with increased flexibility, including with respect to cash utilization. As a result of these actions, we now have improved financial flexibility to pursue opportunistic acquisitions, continue to reinvest in the Company, explore new product offerings and distribution expansion and accelerate the return of capital to shareholders once our target leverage ratio is achieved.

[12]	Adjusted operating margin (operating margin less corporate expense) is a non-GAAP financial measure. GAAP operating margin improved by 320 basis points in the second half of 2014 compared to the second half of 2013. For information on Tempur North America adjusted operating margin and a reconciliation to GAAP operating margin please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.
[13]	Information for 2008-2013 market share is based on estimates from Furniture Today. Information for 2014 market share is based on management estimates.
[14]	For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency” at the end of this press release.

Proven Strategy Expected to Continue Delivering Sales and Earnings Growth and Driving Strong Cash Flows

As outlined at our 2015 Investor Day, we expect that Tempur Sealy will continue to accomplish its objectives by following five strategic priorities:

•	Leveraging and strengthening our comprehensive portfolio of iconic brands and products;

•	Expanding distribution and seeking highest dealer advocacy;

•	Expanding margins with a focus on driving significant cost improvement;

•	Leveraging global scale for competitive advantage; and

•	Making accretive acquisitions of licensees and joint ventures.

We believe that the continued execution on these priorities will support our goal of achieving an adjusted earnings per share (EPS) target of $4.0015 in 2016. Though the challenges of foreign exchange rates remain a significant headwind for companies across industries, we are pleased that, on a constant currency basis16, we remain on track to deliver on that 2016 EPS target:

With Tempur Sealy’s strengthened foundation in place, these strategic priorities will now continue to guide the Company in delivering growth over the long-term. As previously disclosed, between 2015 and 2018, we expect to achieve annual base growth targets17 of:

•	6% net sales growth;

•	50 basis points of operating margin improvement; and

•	15% growth in adjusted EPS.

While these targets remain evergreen through 2018, internally the Company is more focused than ever on driving operating margin improvement and has set higher internal goals. Specifically, the Company is internally targeting a total of 100 basis points annual operating margin improvement through 2018. In addition, we have revised our target leverage ratio to 3x18, and continue to believe our strong cash flow should enable us to return value to shareholders. In fact, Tempur Sealy has a strong track record of returning capital to shareholders, including $757 million between 2009 and 2012.

Tempur Sealy expects that delivering on these goals will drive growth and enhanced profitability that outpaces the industry.

[15]	Statements regarding the Company’s ability to meet the 2016 adjusted EPS target are based on the Company’s guidance for 2015 and the Company’s adjusted EPS growth targets for 2015-2018 and are based on constant currency. GAAP EPS for the full year 2014 was $1.75. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.
[16]	For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency” at the end of this press release.
[17]	Targets are provided on a constant currency basis.
[18]	Represents the ratio of consolidated funded debt less qualified cash to adjusted EBITDA, a non-GAAP financial measure, calculated in accordance with our 2012 senior secured credit facility. For a calculation of this ratio as of December 31, 2014 and our use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.

Strong Support from the Investment Community

Since outlining our strategy and targets, we have received significant positive feedback and support from investors and sell-side analysts, who recognize Tempur Sealy’s commitment to driving shareholder value19:

“We reaffirm our Strong Buy rating and increase our target price to $66 on TPX following management’s February 18th investor day presentation… with the bulk of the Sealy organizational integration past and revenues stable and growing, we believe that management will ultimately deliver meaningful further margin improvement by both gross margin expansion and operating expense leverage. Accordingly, we believe that the strategic and financial merits of the acquisition will become more apparent and our positive investment thesis is intact.”

•	Budd Bugatch, Analyst, Raymond James (February 25, 2015)

“Our main takeaway from the presentation is that the company has plans in place to drive operating margin improvement over the next several years. In addition to the company’s 50bps annual expansion target, it has identified four specific projects that should help drive margins beyond the initial target and closer to 100bps each year, reinforcing our opinion that the company’s guidance for this year is achievable and may prove conservative.”

•	Jessica Schoen Mace, Analyst, Nomura Securities (February 18, 2015)

“Ultimately, we believe TPX still has significant potential to grow, improve EPS, and drive strong cash flow. We look for management to leverage the current momentum in the Tempur brand in the U.S. (with a price increase coming in two weeks). Additionally, we think there are significant synergies yet to be harvested, and meaningful potential to improve Sealy operationally. With a comprehensive brand platform, we believe TPX can continue to drive market share gains across all brands and markets.”

•	Bradley B. Thomas, Analyst, KeyBanc Capital Markets (February 18, 2015)

Intensely Focused on Enhancing Margins

Having accomplished a number of our strategic goals in 2014, our attention today is keenly focused on enhancing margins and driving profitability. A large component of our recent efforts to drive margin growth has related to our acquisition of Sealy. We have in place four specific operational objectives, which collectively are expected to generate approximately $125 million in operating income improvement20 by 2018, including:

•	Improving Sealy U.S. gross margin. We are targeting gross margin improvements for Sealy U.S. from 30% in 2014, to 33% by 2018, which we expect would result in $45 million of incremental operating income. We expect to achieve this partially through purchasing and operational efficiencies, including facility-specific procedures to drive overall cost reduction by standardizing best practices, embedding lean principles and eliminating waste, improving hiring and staffing, reducing overtime and elevating focus on quality and customer satisfaction. Further improvements are expected through improving material cost productivity, pricing and mix management, trade spending productivity and network optimizations.

[19]	Permission to use quotations neither sought nor obtained. The quotations present only brief excerpts from selected analyst reports and do not purport to be comprehensive or to summarize the entire content of the reports. The Company is not responsible for the accuracy or completeness of the reports. The presentation of these excerpts should not be read to imply adoption or endorsement by the Company of the reports or the views expressed in the reports.
[20]	Represents initiatives to be achieved by 2018. Our expectation is that they will ramp through the period. Approximately 30% of the total $125 million is incorporated into our full year 2015 adjusted EPS guidance issued in February 2015. See “Forward Looking Statements”.

•	Driving additional cost synergies from the Sealy acquisition. Much has been done to reduce our cost profile since the acquisition of Sealy, including achieving $45 million in annual cost synergies to date. A significant portion of these synergies have been reinvested in the business; however, in the future we expect additional cost synergies will drive operating income and operating margins higher. Specifically, we are expecting an additional $25 million of annual cost synergies prior to 2018, to be realized through purchasing and supply chain efficiencies, including improved processes across the entirety of our warehouse and distribution network.

•	Reducing operating expense. We plan to continue to leverage our global scale to implement initiatives to reduce operating expense as a percentage of revenue from 29% in 2014, to 28% by 2018. We expect this to provide an incremental $30 million of operating income.

•	Implementing enhanced 2015 pricing strategy. The strength of our brands is reflected in the premiums commanded by many of our products. In particular, the actions we have taken to strengthen Tempur Sealy’s products, brands and retailer advocacy have reinforced our position as the differentiated industry leader and have created compelling pricing opportunities. We expect to generate $25 million in incremental operating income in 2015 from these pricing opportunities.

Board and Management Team Delivering Solid Results and Driving Shareholder Value

Your company’s leadership is active and engaged, responsive to market developments, and focused on results and long-term value creation. Under the Board’s oversight and since Mr. Sarvary’s appointment as CEO, Tempur Sealy has been a leader among its peers in total shareholder return and realized a total shareholder return of more than five times that of the S&P 50021:

Mr. Sarvary has been Chief Executive Officer of Tempur Sealy since August 2008. He was previously President of Campbell Soup Company’s North America division, responsible for businesses with annual revenues exceeding $6 billion, including the Campbell Soup, Pepperidge Farm, Pace, Prego and V8 brands, as well as Godiva’s global business22. The division included approximately 15,000 employees, more than 20 plants, and 4 national sales forces, as well as the Godiva retail organization comprising approximately 550 stores worldwide. During his tenure as president, the North America division grew sales and earnings each year.

[21]	Peer group as outlined in Tempur Sealy Form 10K for the year ended December 31, 2014. Mattress Firm Holding Corp. is excluded because it was private at the time Mr. Sarvary joined as CEO on August 4, 2008; its IPO was completed on November 17, 2011. Total shareholder return includes stock price appreciation and dividends reinvested. Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 6, 2015.
[22]	Trademarks are the property of their respective owners.

Mr. Sarvary is a consumer products industry veteran who has directly overseen the successful execution of Tempur Sealy’s strategy, including the transformative acquisition and integration of Sealy and the highly successful introduction of the Tempur Cloud mattress line. Mr. Sarvary has also put in place a deep bench of talented executives to bolster innovation, product development, brand management and operations, all of which have enabled Tempur Sealy to successfully launch a record number of new products in 2014. Collectively, Tempur Sealy’s management team possesses substantial consumer industry and international expertise, and an integral understanding of Tempur Sealy’s business.

Furthermore, Tempur Sealy’s executive management team balances veteran leaders at the Company with recent leadership additions.

Dale Williams, EVP and Chief Financial Officer, and David Montgomery, EVP and President, International, each joined the Company in 2003; and Rick Anderson, EVP and President, North America joined the Company in 2006. They have helped drive the Company’s sales from less than $500 million in 2003, and $945 million in 2006, to approximately $3 billion today:

•	Mr. Williams joined the Company following CFO positions with Honeywell Control Products, Saga Systems and GE Information Systems.

•	Mr. Montgomery joined the Company following positions as President of Rubbermaid Europe and Vice President, Europe, Middle East and Africa for Black & Decker.

•	Mr. Anderson joined the Company following executive marketing, sales and business management positions at The Gillette Company and Procter & Gamble.

Recent management team additions include:

•	Tim Yaggi, Chief Operating Officer, joined the Company in 2013. Mr. Yaggi previously held executive management positions at Masco Corporation and Whirlpool Corporation and led Whirlpool’s integration of Maytag.

•	Jay Spenchian, Chief Marketing Officer, joined the Company in 2014. Mr. Spenchian’s previous experience includes executive marketing positions at Darden Restaurants and General Motors.

We also have a highly qualified, independent and diverse Board of 11 directors who collectively possess significant expertise across a wide range of disciplines, including executive management, finance, accounting, manufacturing, branded consumer goods, sales and marketing, international business, IT, risk management and corporate governance. Each of these areas is highly relevant and central to Tempur Sealy’s business and industry.

Each of our directors – Evelyn S. Dilsaver, Frank Doyle, John A. Heil, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, Lawrence J. Rogers, Mark Sarvary and Robert B. Trussell – brings extensive experience at the highest levels of public and private companies or academia, and seven of the 11 directors have served as CEOs of a business of significant scale.

Mr. McLane, independent Chairman of the Board, brings 42 years of business and leadership experience to the Tempur Sealy Board. He has significant prior Board and executive leadership experience, and a proven track record of driving results and shareholder value creation. Specifically, during his career at TA Associates, a global private equity manager with $11 billion of capital under management, Mr. McLane headed the firm’s Financial Services and Consumer Group and served on the firm’s Executive Committee for 20 years. In addition, Mr. McLane led investments in 32 companies that delivered an average annual internal rate of return of 35% and an average capital return of 5.7x. He has served on the Board of Directors of 29 companies, including seven public companies.

Led by Mr. McLane, our Board is committed to overseeing the management and operations of the Company, including its risk management functions, and upholding the highest standards in corporate governance. All directors stand annually for re-nomination by the Board and re-election by shareholders. Further, nine of the 11 directors are independent, joined by Mr. Sarvary and Mr. Rogers, Sealy’s former CEO, who bring valuable insight regarding the Company’s operations.

The Board is responsive to shareholder feedback and has always welcomed constructive input to make appropriate and informed decisions regarding the Company. The Board regularly reviews its policies to ensure that long-term shareholder interests are well-represented, including the effectiveness and competitiveness of the compensation program. The Compensation Committee, comprised entirely of independent directors, strives to implement and maintain best practices in its compensation program, which features appropriate and specific elements designed to align executive compensation with long-term shareholder value creation.

The Company’s high governance standards and its successful implementation of best practices were recognized by Institutional Shareholder Services (ISS) in its last annual review. In 2014, ISS awarded the Company and its Board with an overall Governance Quick Score of 1, as Tempur Sealy was ranked in the top decile category, indicating a strong alignment with corporate governance best practices.

As our results demonstrate, the entire team is actively engaged in executing on Tempur Sealy’s strategy and positioning the Company for long-term, profitable growth. The Board and management team have overseen a period of critical growth for Tempur Sealy, and since Mr. Sarvary joined as CEO, Tempur Sealy has:

•	Increased total net sales by more than 220%, including the acquisition of Sealy;

•	Grown adjusted EPS by more than 180%[23];

•	Increased its share price by more than 480%, compared to 66% for the S&P 500 during the same period[24]; and

•	Increased its share price 8% in the last year, 30% in the last two years and more than 85% over the last five years[25], despite challenging market dynamics.

Setting the Record Straight

Tempur Sealy is dedicated to communicating with all of its shareholders and values constructive input toward the goal of enhancing shareholder value. However, H Partners, one of our shareholders, has recently embarked on a campaign of false statements and misrepresentative attacks on the Company, our management team and Board – a campaign that we believe is designed to advance a self-serving agenda.

H Partners has failed to outline any constructive steps to enhance the Company’s strategy, capital structure or operating plans, and instead advocates high-risk and value-destroying leadership changes, while making inaccurate statements about its history of communicating with Tempur Sealy. Its sudden critical public stance is inconsistent with its previous positive communications of the Company’s performance.

As outlined below, these prior communications not only support the performance of the Company, but also commend the Board and management team for its strategic oversight, leadership and progress against its plan. In short, H Partners’ current claims are inconsistent with its past accolades26:

MARCH 2012: “In 2008… Tempur-Pedic recruited a CEO [Mark Sarvary] who previously worked at the Campbell Soup Company, J. Crew and Nestle…These managers’ strong consumer and general management backgrounds have enabled Tempur-Pedic and Select Comfort to succeed.”

•	H Partners Letter to Sealy Corporation (March 11, 2012)

[23]	Represents performance from FY2008 to FY2014. Adjusted earnings per share (EPS) were $0.94 per diluted share for the full year 2008. GAAP EPS was $0.79 for the full year 2008, and includes the tax provision effect related to the repatriation of foreign earnings. GAAP EPS grew by more than 120% over this period. For more information on adjusted EPS (a non-GAAP financial measure), including a reconciliation of GAAP EPS, please refer to “Use of Non-GAAP Financial Measures” at the end of this press release.
[24]	Represents performance from August 4, 2008, the date Mr. Sarvary joined as CEO, to March 6, 2015. Includes stock price appreciation only.
[25]	One year represents performance from March 6, 2014 to March 6, 2015. Two years represents performance from March 6, 2013 to March 6, 2015. Five years represents performance from March 5, 2010 to March 6, 2015. Includes stock price appreciation only.
[26]	Permission to use quotations neither sought nor obtained.

MARCH 2013: “Congratulations on moving the Sealy acquisition forward. We appreciate the thoughtfulness, focus, and hard work of Tempur-Pedic’s Board and management team. We now own 3.4 million shares of Tempur-Pedic because we believe in Tempur’s management and brand, and because a combined Tempur and Sealy will be a formidable company.”

•	H Partners email to Andy McLane, Chairman of the Board (March 12, 2013)

JULY 2014: “Congratulations on your progress in the second quarter. In particular, we were impressed by Tempur North America’s growth. We know how much work went into stabilizing this segment, and we are very appreciative. Between Tempur North America’s resumed growth trajectory, Sealy’s continued market share gains, and an expanding international presence for both brands, the company’s future is bright. Thanks for your leadership…”

•	H Partners email to Mark Sarvary and other members of Tempur Sealy management (July 25, 2014)

Additionally, H Partners’ claims regarding its interaction with the Tempur Sealy Board and management team are false:

•	H Partners’ Meetings with Mr. McLane: In its two meetings with our Chairman, Mr. McLane, in March 2013 and September 2013, H Partners never expressed any concerns regarding Tempur Sealy’s operational performance, Mr. Sarvary’s performance as CEO or Board governance – despite H Partners’ claims to the contrary. Indeed, the first time H Partners raised these matters with Mr. McLane – or any other member of the Board – was during a February 7, 2015 phone conversation.

•	H Partners’ Discussions with Mr. McLane Regarding Board Representation: Claims that H Partners has made repeated requests for representation on the Tempur Sealy Board are false. In fact, until last month, the only time H Partners expressed interest in joining the Board was in its September 2013 meeting with Mr. McLane. Mr. McLane subsequently informed the Board’s Nominating and Governance Committee that an H Partners representative had asked to be considered for a seat on the Tempur Sealy Board. H Partners did not again express interest in joining the Board to Mr. McLane – or any other director – until nearly a year and a half later, on February 7, 2015.

•	H Partners’ Meetings with Management: In its numerous meetings with members of Tempur Sealy’s management team over the past two years, H Partners never suggested that the CEO or any member of management be replaced. In fact, as evidenced in the email referenced above to Mr. Sarvary on July 25, 2014, H Partners praised the Company’s leadership and performance.

•	Additionally, H Partners’ recent attacks on Tempur Sealy also stand contrary to the fact that H Partners voted to re-elect all members of the Tempur Sealy Board at the 2014 Annual Meeting.

Under the leadership of this management team and Board of Directors, the Company has built and maintained its position as a leader in the bedding industry. Mr. Sarvary is directly responsible for developing and implementing Tempur Sealy’s strategy. He and his management team have put in place a deep bench of leadership and created a strong, performance-oriented culture to ensure its successful execution. Additionally, Tempur Sealy is a complex business with operations in more than 100 countries and over 65 third party distributors, and Mr. Sarvary’s relationships with our strategic partners and major customers are critical to the Company’s success.

We believe Mr. Sarvary provides outstanding leadership, broad management capabilities, and critical relationships internally and externally. A leadership transition at this time would be risky and value-destructive to the Company. We believe replacing Mr. Sarvary as CEO, as H Partners irresponsibly proposes, would destabilize the Company at an important time in the execution of its strategy. We also believe replacing Mr. Sarvary would create a void in leadership and be value destructive to shareholders. Indeed, we question how enabling a lone shareholder – H Partners – to unilaterally select a CEO would constitute proper corporate governance. The soundness of such a proposed action is further called into question by recent examples of disastrous, shareholder-led CEO transitions at numerous, well-known public companies.

The Board also benefits from the significant contributions of Mr. McLane and independent director Christopher A. Masto, who bring valuable experience and the perspective of successful growth equity investors. In addition to Mr. McLane, Christopher Masto is a veteran investment manager with more than 20 years of strategy, finance and investing experience. As a co-founder of FFL, he helped to manage and build the company into a leading private equity firm with over $4.5 billion under management and investments in approximately 30 companies since inception. On average, FFL portfolio companies have grown earnings and book value substantially during FFL’s ownership. Mr. Masto’s prior experience includes investment banking at Morgan Stanley and management consulting at Bain & Company. In addition, he received an MBA from Harvard Business School and an engineering degree from Brown University.

Throughout their tenure as actively engaged directors, Messrs. McLane and Masto have supported growth, development, and value creation at Tempur Sealy:

•	Messrs. McLane and Masto have contributed to the Company’s strategic transformation, including the Sealy acquisition and numerous third party acquisitions, and accelerated shareholder returns through substantial share repurchase programs and capital structure optimization, and recruited top talent in key management team roles.

•	During their tenure, the Company has grown in enterprise value from approximately $350 million to approximately $5 billion today, and Company sales have increased from approximately $250 million to approximately $3 billion.

As a reflection of the significance of their contributions, for each of the past six years, Messrs. Sarvary, McLane and Masto have been endorsed by the entirety of the Board of Directors for re-nomination, and received votes cast “FOR” their re-election from over 99% of shareholders voting for directors at the Company’s annual meeting. Of note, despite its criticisms of the Company’s corporate governance practices, H Partners is nonetheless demanding that these three directors, elected and universally endorsed by shareholders, resign immediately from the Board – inconsistent with corporate governance best practices.

While we remain open to engaging constructively with all Tempur Sealy shareholders, we believe H Partners is determined to pursue a campaign of inaccurate statements and inflammatory rhetoric that seems designed to purposely mislead shareholders, the effect of which could destroy shareholder value. Therefore, we believe it is important to set the record straight. Contrary to the assertions by H Partners:

•	The interests of our Board and management team are aligned with those of all Tempur Sealy shareholders. To enhance the interests between our shareholders and our leadership, we require our executives and directors to own a meaningful, minimum level of stock. Our Board and management team collectively beneficially own approximately 5.63% of the shares outstanding. Notably, Mr. McLane and his spouse beneficially own or control approximately 1.30% of the Company’s outstanding shares[27].

[27]	Beneficial ownership calculated as described in the Company’s proxy statement. Includes a total of 501,058 shares reported as beneficially owned by Mr. McLane in the Company’s 2015 Proxy Statement plus 288,729 shares owned by a private charitable foundation formed and controlled by Mr. McLane and his spouse, in which he has no pecuniary interest and as to which he disclaims beneficial ownership.

•	Tempur Sealy has taken appropriate steps to reposition the Company following a change in the competitive landscape in 2012. H Partners is misleading Tempur Sealy shareholders with its position on the recent performance of the Company by focusing on 2012 and other prior periods. As is well documented and outlined above, the increase in competition in 2012 led to a shift in profitability for bedding industry participants. As a result, the Company has executed on several objectives to strengthen its competitive position and improve results since 2012, including the acquisition of Sealy, the acceleration of Tempur-Pedic product launches, the Sealy integration and the re-launch of its portfolio, and the launch of Sealy Europe. Additionally, as we announced at our 2015 Investor Day, Tempur Sealy has outlined strategic initiatives that are expected to provide significant operating margin improvement by 2018.

•	Tempur Sealy has a strong track record of meeting or exceeding analyst estimates over Mr. Sarvary’s tenure. Notably, in 2014, Tempur Sealy met its adjusted EPS guidance with net sales coming in above plan, exceeding the top end of the Company’s initial full year net sales guidance by 3%.

•	Tempur Sealy is a highly regarded and desired strategic partner. The Company continues to attract new partners and maintains strong relationships with existing partners, including Mattress Firm, its largest customer and the largest mattress retailer in the U.S. Indeed, on February 23, 2015, Mattress Firm announced that it had presented Tempur Sealy with the Strategic Partnership of the Year award, which is given to a vendor partner that demonstrates excellent ongoing performance, as well as active participation in strategic collaboration to drive sales and profits. Tempur Sealy was also presented with The Best In-Store Service award, which recognizes the supplier that excels in providing service to individual retail stores, distribution centers and associates. In addition, at a 2014 Investor Meeting, Mattress Firm highlighted its strong partnership with Tempur Sealy:

“Most importantly though as we’ve gotten bigger, one of the things that we’ve recognized is that it’s time to shift the relationships from a vendor relationship to a strategic partner. So as Sealy and Tempur-Pedic merged, we initiated conversations with them and said let’s move our relationship to a much more strategic relationship.”

•	Mattress Firm Investor Meeting (June 12, 2014)

•	As a leading global developer and manufacturer of bedding products, Tempur Sealy cannot be compared to an amusement park operator emerging from bankruptcy. H Partners asserts that its track record at Six Flags qualifies it for leadership at Tempur Sealy, but ignores and omits entirely from its recent letter a critical fact: the circumstances of the two companies are entirely different, as Six Flags was in bankruptcy when H Partners made its initial investment, and the drivers of historical value creation at Six Flags are not relevant or applicable to Tempur Sealy’s future success. Thanks to the U.S. Chapter 11 process, Six Flags was able to reduce its debt. Upon Six Flags’ emergence from bankruptcy, H Partners converted its substantial debt ownership into new, publicly traded equity in the reorganized company. With a depressed effective entry valuation multiple typical in a bankruptcy situation, and with Six Flags’ operating performance at recession lows, the value of H Partners’ equity upon Six Flags’ emergence from bankruptcy was only poised to increase, regardless of its leadership team, competitive landscape or industry dynamics. Interestingly, in the time since its emergence from bankruptcy in 2010, Six Flags’ total shareholder return has largely tracked that of its largest competitor, Cedar Fair. Six Flags’ margins merely returned from bankruptcy-level margins to industry levels.

In contrast, Tempur Sealy is a company with a focused and clear strategy, stable and strong leadership, a healthy balance sheet and strong cash flows. We are confident that the specific strengths and experiences of our Board’s current directors will continue to serve Tempur Sealy well in the specific areas that will drive our future success – growth strategy, product development, brand building, retailer channel management, manufacturing and supply chain optimization.

•	Tempur Sealy’s marketing has contributed to leading brand awareness and delivered solid returns. When comparing marketing spend, H Partners inexplicably chose to compare Tempur Sealy to much larger scale brands such as Tiffany & Co., Coca-Cola and Clorox. However, H Partners fails to disclose that these three companies collectively average an advertising budget of approximately $1.4 billion, compared to Tempur Sealy’s 2014 advertising spend of approximately $327 million. H Partners is attempting to suggest that Tempur Sealy’s operating margin compared to marketing spend is proportionally askew, when in fact, it is in-line with both Mattress Firm and Select Comfort. Tempur Sealy believes H Partners made this comparison to avoid the truth: a commitment to advertising spend is critical to success in the mattress industry.

Retailers agree that Tempur Sealy’s ability to outperform and gain market share is directly driven by its advertising spend:

“Advertising is a very important component to the specialty sales…We did see an increase in AUP in the specialty category and that was largely driven by what we would say would be a direct relationship with the advertising that specifically Tempur-Pedic did in the category…Tempur-Pedic is doing well and they have supported with advertising and I think that the rest of the specialty category hasn’t been supporting the advertising as well.”

•	Stephen Stagner, CEO, Mattress Firm (December 4, 2013)

H Partners previously demonstrated its understanding of this truth in its 2012 open letter to Sealy’s Board:

“[In] the past eight fiscal years between 2004 and 2011, Sealy spent only $99 million on direct advertising. Over the same time period, Tempur-Pedic, a comparable mattress manufacturer, invested over $750 million in direct advertising to build consumer awareness of its products…The two different approaches to long-term value creation have made a significant difference to shareholder returns.”

•	H Partners Open Letter to KKR & Co (March 11, 2012)

Committed to Serving the Interests of All Shareholders

As we have in the past, the Board will continue to make appropriate and informed decisions about what is best for the Company and its stakeholders and work to ensure that our interests are aligned with those of all of our shareholders.

We believe Tempur Sealy has identified the path forward to build upon our leading position. We have the platform, strategy and resources to maintain our competitive advantage and continue to enhance shareholder value. The Company, under this Board and management team, has never been more strongly positioned to deliver growth as a force in the marketplace.

We are confident that we have the right Board, the right management team and the right strategy. The future is bright and we will remain diligent in the pursuit of our objectives to drive value for all Tempur Sealy shareholders.

Accordingly, we urge you to vote “FOR” Tempur Sealy’s experienced and highly qualified directors on the white proxy card today.

On behalf of your Board of Directors and management team, we thank you for your investment in Tempur Sealy.

Sincerely,

The Tempur Sealy Board of Directors

Tempur Sealy has filed the letter and definitive proxy materials with the SEC. Both are available on the SEC’s website at www.sec.gov and on the Company’s website at http://investor.tempursealy.com/.

If you need assistance voting your shares, please contact our proxy solicitor D.F. King & Co., Inc. toll free at (877) 283-0319, toll at (212) 269-5550 or email at tpx@dfking.com.

ABOUT TEMPUR SEALY

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

CONTACTS

Company Contact Mark Rupe Vice President, Investor Relations, Tempur Sealy 800-805-3635 Investor.relations@tempursealy.com	Investor Contact Jordan Kovler D.F. King & Co., Inc. (212) 269-5550	Media Contact James Golden / Nick Lamplough / Alyssa Cass Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this press release, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic growth initiatives, cost and revenue synergies, delivering shareholder value, its base growth targets and internal operating margin improvement targets, its plan to reduce expenses and improve Sealy’s operating margins, its growth opportunities internationally and abroad and its plans to grow sales and profitability faster than its industry. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF NON-GAAP FINANCIAL MEASURES

The Company provides information regarding adjusted net income, adjusted earnings per share, (“EPS”), earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, and adjusted operating margin for the Tempur North America segment, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to GAAP net income or GAAP operating margin as a measure of operating performance, EPS or total debt. A reconciliation of adjusted net income and adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various costs associated with the Sealy acquisition, the disposal of the three US innerspring component facilities, the accelerated amortization of deferred financing charges for voluntary prepayment of Term A and Term B loans, other income related to certain other non-recurring items, including income from a partial settlement of a legal dispute, and adjustment of taxes to a normalized rate related to the aforementioned items as well as other discrete income tax events. A reconciliation of the Company’s GAAP net income to EBITDA and adjusted EBITDA and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are also provided below. Management believes that the use of EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash also provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants. Management believes that the use of adjusted operating margin provides investors with useful information with respect to the operating performance of the Tempur North America segment excluding the impact of integration and financing costs related to the Sealy acquisition. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of GAAP EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s reported GAAP EPS for the years ended December 31, 2014 and 2008 to the calculation of adjusted EPS for the years ended December 31, 2014 and 2008:

	Year Ended December 31, 2014	Year Ended December 31, 2008
Earnings per share, diluted	$1.75	$0.79
Loss on disposal of business, net of tax(1)	0.27	—
Integration costs, net of tax(2)	0.49	—
Financing costs, net of tax(3)	0.05	—
Other income, net of tax(4)	(0.18)	—
Adjustment of taxes to normalized rate(5)	0.27	—
Tax provision related to repatriation of foreign earnings	—	0.15

Adjusted earnings per share, diluted	$2.65	$0.94

Diluted shares outstanding (in millions)	62.1	74.9

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component facilities and related equipment.
(2)	Integration represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment and refinancing of our senior secured credit facility in 2014.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.
(5)	Adjustment of taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculations of EBITDA and adjusted EBITDA for the twelve months ended December 31, 2014 in accordance with the Company’s senior secured credit facility:

Twelve Months Ended
(in millions)	December 31, 2014
Net income attributable to Tempur Sealy International, Inc.	$108.9
Interest expense	91.9
Income taxes	64.9
Depreciation and amortization	89.7

EBITDA	$355.4

Adjustments for financial covenant purposes:
Loss on disposal of business(1)	23.2
Integration costs(2)	40.3
Financing costs(3)	1.3
Other income(4)	(15.6)

Adjusted EBITDA	$404.6

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component production facilities and related equipment.
(2)	Integration costs represent costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.

This information is presented solely for the purpose of providing information to investors regarding the Company’s compliance with certain financial covenants in its senior secured credit facility that are based on adjusted EBITDA, which is a non-GAAP financial measure.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company’s reported total debt to the calculation of consolidated funded debt less qualified cash as of December 31, 2014. “Consolidated funded debt” and “qualified cash” are terms used in the Company’s senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of December 31, 2014

Total debt	$1,602.3

Plus:

Letters of credit outstanding	18.2

Consolidated funded debt	1,620.5

Less:

Domestic qualified cash(1)	25.9

Foreign qualified cash(1)	21.9

Consolidated funded debt less qualified cash	$1,572.7

(1)	Qualified cash as defined in the Company’s senior secured credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

(in millions, except ratio)	As of December 31, 2014
Consolidated funded debt less qualified cash	1,572.7
Adjusted EBITDA	404.6

	3.89 times	(1)

(1)	The ratio of consolidated debt less qualified cash to adjusted EBITDA was 3.89 times, within the Company’s covenant, which requires this ratio to be less than 4.75 times at December 31, 2014.

Tempur North America Adjusted Operating Income and Margin Reconciliation

A reconciliation of Tempur North America GAAP operating income and operating margin to adjusted operating income and operating margin, which are GAAP operating income and GAAP operating margin less certain corporate expenses, is below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to Tempur North America’s operating performance excluding the impact of certain corporate expenses.

Tempur North America 2H 2013 vs. 2H 2014	Six Months Ended	Six Months Ended
(in millions, except percentage amounts)	December 31, 2013	December 31, 2014

Operating Income, Tempur North America segment	$41.5	$65.5
Tempur North America Net Sales	468.6	542.9

Operating Margin (GAAP)	8.9%	12.1%

Corporate expenses included in Tempur North America segment	32.7	40.2

Adjusted Operating Income less corporate expenses	$74.2	$105.7
Tempur North America Net Sales	468.6	542.9

Adjusted Operating Margin	15.8%	19.5%

CONSTANT CURRENCY INFORMATION

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

NOTE REGARDING TRADEMARKS, TRADE NAMES AND SERVICE MARKS

TEMPUR, Tempur-Pedic, TEMPUR-Cloud, TEMPUR-Choice, TEMPUR-Weightless, TEMPUR-Contour, TEMPUR-Rhapsody, TEMPUR-Flex, GrandBed, TEMPUR-Simplicity, TEMPUR-Ergo, TEMPUR-UP, TEMPUR-Neck, TEMPUR-Symphony, TEMPUR-Comfort, TEMPUR-Traditional, TEMPUR-Home, Sealy, Sealy Posturepedic, Stearns & Foster, and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries.

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